Exhibit 10.6

EQUITY TRANSFER AGREEMENT

This Equity Transfer Agreement (the “Agreement”) is made on February 3, 2009 by and between the following parties:

Transferor:

Beijing PKU Chinafront High Technology Co., Ltd. (“PKU”)
Address:	Room B717,E-Wing Center, No.113 Zhichun Road, Haidian, Beijing, China
Legal Representative:	Shudong Xia

Transferee:

China TransInfo Technology Group Co., Ltd.
Address:	Floor 16, E-Wing Center, No.113 Zhichun Road, Haidian, Beijing, China
Legal Representative:	Shudong Xia

The above parties shall be referred to individually as a “party” and collectively as “both parties.”

WHEREAS, PKU is a company of limited liability incorporated and duly existing under the law of the People's Republic of China (“PRC”), in which Oriental Intra-Asia Entertainment (China) Limited (“Oriental”) owns 97% equity interests. The Technology Development Department of Beijing University owns the remaining 3% equity interests in PKU.

WHEREAS, the Transferee is a newly formed PRC company that is 100% owned by Shudong Xia, Chairman, CEO and President of China TransInfo Technology Corp., a Nevada company (“CTFO”) and the beneficial owner of approximately 49% of CTFO’s outstanding capital stock, Zhiping Zhang, CTFO’s Vice President of Research and Development, Zhibin Lai, CTFO’s Vice President and Wei Gao, a designee of SAIF Partners III L.P., the 11% shareholder of CTFO.  CTFO indirectly wholly-owns Oriental.

WHEREAS, CTFO has determined that it is advisable and in its best interest to restructure its subsidiaries and enter into a series of commercial agreements with the Transferee to allow CTFO to operate in these business segments (the “Restructuring Agreements”).

WHEREAS, the Transferor is the 100% owner of Shanghai Yootu Information Technology Co., Ltd., a PRC company (“Shanghai Yootu”).  The Transferor intends to transfer and the Transferee agrees to acquire the 100% equity interest in Shanghai Yootu held by the Transferor (“Equity Transfer”).

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Restructuring Agreements and the Transferee would not consummate the transactions, but for the existence of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

1.
On the effectiveness date of this Agreement, the Transferor shall transfer all the equity interest it owns in Shanghai Yootu to the Transferee.  Such equity interest shall be free and clear of all liens, security interest, pledge, equity and any kind of claims.  Any right and obligation pertaining to such equity interest shall be transferred to the Transferee as the successor.

2.
The Transferee shall use its best efforts to cooperate fully with the Transferor and to cause its representatives to cooperate fully with the Transferor to obtain necessary approvals from and complete necessary registrations with relevant PRC governmental authorities in connection with the Equity Transfer and will not take any action which could frustrate or delay such transfer.

3.
Both Parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of PRC. Both Parties agree any disputes arising out of or relating to this Agreement shall be submitted to Beijing Arbitration Commission for settlement.

4.	The Agreement shall be made into four copies, each for one party, and the other two copies shall be kept by PKU for relevant approvals from and registration with the relevant government authorities.

5.	The Agreement shall come into force from the day when being signed by both parties.

[Signature Page Follows]

IN WITNESS WHERE OF,  the parties hereto have executed this Agreement as of the date first indicated above.

Transferor:

Beijing PKU Chinafront High Technology Co., Ltd.
/s/ Shudong Xia Name: Shudong Xia
Title: Chief Executive Officer

Transferee:

China TransInfo Technology Group Co., Ltd.
/s/ Shudong Xia Name: Shudong Xia
Title: Chief Executive Officer